Exhibit 99.1

24096 – 170th Avenue Fergus Falls, MN 56537 Phone: 218-998-4301 Fax: 218-998-4302 ahicks@otaellc.com www.ottertailethanol.com

December 19, 2008

Dear Otter Tail Ag Enterprises, LLC (OTAE) Member:

Otter Tail Ag Enterprises, LLC will end their tax year on December 31, 2008.  As a member you will receive a K-1 from OTAE in February 2009.

The following is an estimate of the K-1 information to be used for year-end tax planning purposes only.

K-1 information per line, per membership unit.

EXAMPLE: -

	Per Unit	12,500 Units
Line 1 - Ordinary loss	$(0.7214)	$(9,017.73)
Line 5 - Interest income	(0.0039)	(49.07)
Line 15 - Small Producers Tax Credit	0.06	783.08

If you have questions on the deduct-ability of your loss, please contact your tax advisor.

We have included information on the Small Producers Tax Credit on the back of this page.

Use this information for tax planning purposes only, the actual K-1 will be issued to you later.

Anthony J Hicks

Chief Executive Officer

Otter Tail Ag Enterprises, LLC